EXHIBIT 10.18
                                                     FORM 10-Q
                                   QUARTER ENDED JUNE 30, 1998



Agreement No. 153






                               Standby
                           Letter of Credit
                              Agreement





                      This Agreement is Between
                     Bucyrus International, Inc.
                         1100 Milwaukee Ave.
                     South Milwaukee, WI   53172

                                 and

                       Marine Bank and Savings

The undersigned ("Customer") agrees with Marine Bank and Savings ("Bank") that each irrevocable standby letter of credit (a "Credit") issued by Bank at the request of Customer shall be governed by the following terms and conditions, unless they are expressly changed in any Credit or Customer's Application for any Credit, as approved by Bank, and, with regard to the provisions of Section 5 herein, regardless of whether such Credit or Application for such Credit provide otherwise:

1. PAYMENT. Customer shall pay to Bank at its main office in Pewaukee, Wisconsin the amount of any draft paid by Bank after a draw, or purported draw, under a Credit, such payment to be made at or before presentation of the draft. Customer further agrees to pay Bank, immediately upon its demand after the occurrence of an Event of Default, the full amount of all drafts which could, according to all outstanding Credits, be presented at that time or at time thereafter, which sum Bank shall hold for the account of Customer, without interest, for the purpose of honoring all drafts when presented. Any excess remaining after Bank has honored all drafts, and all Credits expire, shall be returned to Customer.

Drafts payable in foreign currency shall be paid to Bank by Customer in United States currency at the rate of exchange for cable transfers in effect at M & I Bank at the time of payment or, if there is no such rate of exchange, Customer shall pay Bank the actual cost of settlement.

2.  FEES & INTEREST.  Customer agrees to pay Bank:

(a) On demand, Bank's customary commissions in effect from time to time and all costs and expenses, including reasonable attorney's fees paid or incurred by Bank in connection with the enforcement of this Agreement or any Credit. As used herein, and until Bank notifies Customer of any change, "Bank's customary commissions" means the following: Prior to the occurrence of an Event of Default, the customary commissions of the Bank are as follows: 1.50% per annum for Credits issued in connection with Customer bids or assuring Customer performance ("Nonfinancial Credits") and 2.00% per annum for all other Credits ("Other Credits"). Following the occurrence of an Event of Default and upon Bank s written notice, the customary commission for Nonfinancial Credits shall immediately increase to 2.375% per annum and for Other Credits shall immediately increase to 4.00% per annum. All commissions are due and payable quarterly in advance;

(b) Interest on all sums advanced by Bank without prior reimbursement by Customer at the per annum rate of 2.50 percentage points in excess of the highest rate of interest published in The Wall Street Journal from time to time as the prime rate (hereafter referred to as the "Prime Rate") to be computed for actual days unpaid on a 360 day basis, and the interest rate shall change when and as the Prime Rate changes; and

(c) In the event any change in any law or regulation, or in any interpretation by a court, or administrative or governmental authority charged with the administration thereof, shall either:

[i] impose, modify or make applicable any reserve special deposit or similar requirement against any reserve, special deposit or similar requirement against letters of credit issued by Bank; or

[ii] impose on Bank any other condition regarding this Agreement or any Credit,

and the result of any event referred to above shall be to increase the cost to Bank of issuing or maintaining a Credit, then, upon demand by Bank, Customer shall immediately pay to Bank from time to time as specified by Bank, such additional amounts as shall, in the judgment of Bank, be sufficient to compensate Bank for such increased cost, together with interest on each such amount from the date demanded until payment in full of the rate provided in subsection (b) above.

3. REPRESENTATIONS & WARRANTIES. In order to induce Bank to issue each Credit, Customer represents and warrants to Bank that:

(a) Each financial statement of Customer furnished to Bank was correct and complete and truly presented the financial condition of Customer as of the date thereof and, since the date of the last such financial statement, there has been no material adverse change in the financial condition of Customer;

(b) Customer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(c) Customer has the power and is duly authorized to execute and deliver this Agreement and is and will be duly authorized to execute and deliver each Application for a Credit and each collateral document referred to in any Application for a Credit. This Agreement, each Application for Credit, and each such collateral document, when executed and delivered, will constitute the valid and binding obligations of Customer, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or similar laws of general application affecting the enforcement of creditors' rights and except to the extent that general principles of equity might affect the specific enforcement of this Agreement or such collateral documents;

(d) There is no litigation or administrative proceeding, pending or threatened against Customer which might, if adversely determined, materially affect Customer's ability to perform its obligations under this Agreement;

(e) No default exists, nor has any event, act or omission occurred which, with the giving of notice or the passage of time, would constitute a default under any instrument or agreements evidencing or securing any indebtedness or liability of any Customer;

(f) Customer has no material indebtedness for borrowed money nor any material obligation, contingent or otherwise, directly or indirectly guaranteeing or in any manner providing for the payment of indebtedness of another, except those disclosed on the most recent financial statements of Customer furnished to Bank and except for endorsements for collection or deposit in the ordinary course of business;

(g) Customer has good and marketable title to all of its property, real, personal and intangible, subject to no lien, security interest, mortgage, encumbrance or charge of any kind except as disclosed to Bank or of record.

4. COVENANTS. Customer agrees that it will, so long as a drawing will be available under any Credit, and until Bank has been reimbursed for all drafts honored by it under any Credit, comply in a timely manner with:

(a) its obligations hereunder and under all security agreements, mortgages or assignments securing the Obligations defined in Section 6 herein; and

(b) the following covenants:

[i] Customer shall furnish to Bank, within 90 days after the end of each fiscal year of Customer, financial statements of Customer for such year in reasonable detail, satisfactory in scope to Bank and certified by an independent certified public accountant satisfactory to Bank;

[ii] Customer shall furnish to Bank, within 45 days after the end of each of the first three quarters of each fiscal year of Customer, financial statements of Customer for the period from the beginning of the fiscal year to the end of such quarter, all in reasonable detail and satisfactory in scope to Bank;

[iii] Customer shall furnish to Bank such financial information regarding Customer as Bank may from time to time reasonably request and shall permit representatives of Bank to visit and inspect the properties and books and records of Customer at any reasonable time and as often as may reasonably be desired;

[iv] Customer shall pay all lawful taxes, assessments and governmental charges upon it or against its properties prior to the date of which penalties attach, unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings;

[v] Customer shall maintain its corporate existence and not merge or consolidate with or into any other corporation;

[vi] Customer shall furnish Bank with copies of the quarterly financial covenant calculation worksheets and annual compliance certificates (collectively, the "Compliance Certificates") required pursuant to the terms of that certain Credit Agreement dated as of September 24, 1997 (hereafter referred to as the "Bank Credit Agreement") among Customer, Bank One, Wisconsin, as Agent ("Agent") and Letter of Credit Issuing Bank, The Bank of Nova Scotia, as Documentation Agent and the Other Financial Institutions party thereto (hereafter referred to collectively as the "Banks");

[vii] Customer shall promptly notify Bank of the occurrence of any Event of Default as defined herein, and of the occurrence or existence of any event or circumstance that is likely to become, in the good faith judgment of the Customer, an Event of Default;

[viii] Customer shall promptly furnish Bank with all notices of default or breach of contract, and subsequent written communications related thereto, it receives from any other lender, creditor or other person;

[ix] Customer shall, upon request, furnish Bank with copies of any other notices, disclosures, certificates and other written communications it is required to furnish to any other lender, creditor or other person pursuant to the terms of any agreement between Customer and such person; and, after the occurrence of an Event of Default as defined herein, copies of all notices and other written communications it receives from any other lender, creditor or other person;

[x] Customer shall establish, or cause one or more of its subsidiaries to establish, a deposit account with Bank or with one of Bank's affiliates, and maintain positive balances therein and/or pay associated fees for services rendered.

5.  EXONERATING & INDEMNIFYING CLAUSES.

(a) Reliance & Documents. Delivery to Bank or any of its correspondents of any documents purporting to comply with the requirements of a Credit shall be deemed conclusive evidence of the sufficiency thereof and of the good faith and proper performance of drawers and users of the Credit, their agents and assignees. Bank and its correspondents may rely thereon without liability or responsibility with respect thereto, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged, except for willful misconduct or gross negligence on the part of Bank.

(b) Authority to Honor Payment Requests. Bank is expressly authorized and directed to honor any request for payment which is made under and in compliance with the terms of a Credit without regard to, and without any duty on the Bank's part to inquire into the existence of any disputes or controversies between Customer, any beneficiary of any Credit or any other person, firm, or corporation or the rights, duties or liabilities of any of them.

(c) Non-Liability for Other Materials. Bank shall not, except for gross negligence or willful misconduct on the part of Bank, be liable to Customer or any third party for:

[i] the use which may be made of any Credit or for any act or omission of any beneficiary thereof;

[ii] any delay in giving or failing to give any notice;

[iii] the validity, sufficiency or genuineness of any document assigning or purporting to assign the Credit or any benefits thereunder or any act in reliance thereon;

[v] errors in translation or in the interpretation of technical term; or

[vi] errors, delay, misdeliveries or losses in transmission of telegrams, cables, letters or other communications or documents or items forwarded in connection with a Credit or any relative draft.

(d) Actions in Good Faith. Any action taken or omitted by Bank or its correspondents in connection with any Credit, any instructions of Customers or any drafts, documents or merchandise relative thereto shall, if in good faith, be conclusively deemed authorized by Customer, whether expressly so or not, except for gross negligence or willful misconduct on the part of Bank.

(e) Reliance on Wholly-owned Subsidiary Acts. If any Credit shall have been requested by Customer for the accommodation of a wholly-owned subsidiary, any instruction, consent, approval and other action or inaction of such wholly-owned subsidiary with respect to the Credit or transactions thereunder shall be deemed to be the act or omission of Customer for all purposes hereof, and Bank shall be entitled to rely thereon.

(f) Indemnity. Customer hereby indemnifies Bank and its correspondents against any loss, cost, damage, expense (including any reasonable charges for legal services) and/or liability whatsoever which they, or any of them, may sustain, or incur on account of issuance of any Credit, payment or acceptance of any draft relative thereto, refusal, or failure to pay or accept any such draft, any action, or inaction respecting any Credit instructions of Customer, drafts, documents or merchandise relative to any Credit or any action or inaction in reliance on the provisions hereof, except that Customer shall have a claim against Bank, and Bank shall be liable to Customer, to the extent but only to the extent of any direct, as opposed to consequential damages suffered by Customer which Customer proves were caused by:

[i] Bank's willful misconduct or gross negligence in determining whether documents presented under a Credit comply with the terms of the Credit; or

[ii] Bank's willful failure to pay under a Credit after the presentation to it by the beneficiary of the Credit or of a sight draft and documentation strictly complying with the terms & conditions of the Credit.

(g) Insurance. Bank and its correspondents are authorized to accept and receive as documents of insurance under a Credit or instructions of Customer either insurance policies or certificates of insurance.

6. SECURITY. As security for any and all obligations and liabilities of Customer under this Agreement, now existing or hereafter arising (the "Obligations"), Customer grants to Bank a security interest in and lien on any deposit account or other money now or hereafter owed Customer by Bank (except for accounts the interest on which is exempt from federal income tax), and Customer agrees that Bank may, at any time after the occurrence of an Event of Default, without prior notice or demand, set off against any such accounts or other money, all or any part of the unpaid balance of the Obligations. (All of the above described security, together with additions, accessions and substitutions, shall be collectively called the "Collateral").

Customer agrees to sign and/or deliver to Bank, upon Bank's request, such documents as Bank may require to perfect, register or record a security interest in any item of Collateral or to foreclose upon any such item and to reimburse Bank for all costs relating thereto. Bank may at its option, require Customer to provide additional security for the Obligations, whether caused by a decline in the value of the existing Collateral or in the Event of Default, as defined herein.

7. COMPLIANCE WITH LAWS AND INSURANCE. Customer agrees to procure all licenses required for import and export and to comply with all foreign and domestic laws and regulations. Customer shall, at its expense, keep the Collateral insured under policies with such provisions for such amounts and by such insurers as shall be satisfactory to Bank from time to time, and shall furnish evidence of such insurance satisfactory to Bank. Customer assigns (and directs any insurer to pay) to Bank the proceeds of all such insurance and any premium refund, authorizes Bank to endorse in the name of the Customer any instrument for such proceeds or refunds, and at the option of Bank, to apply such proceeds and refunds to any unpaid balance of the Obligations, whether or not due, and/or to restoration of the Collateral. Bank is authorized in the name of the Customer or otherwise, to make, adjust and settle claims under and/or to cancel any insurance on the Collateral. If Customer fails to obtain or maintain such insurance, Bank may, but is not required to, obtain or maintain the insurance and in such event the cost of such insurance shall be added to the amount of Obligations.

8. POWER OF ATTORNEY. Customer irrevocably appoints Bank its attorney in fact to execute, in the name of Customer, assignments, endorsements or other instruments or documents of any kind or description coming into the possession of Bank under a Credit or instruction of Customer, to execute, file, register or record any document or instrument and to do such other acts as a Customer may be required to do hereunder, upon failure of Customer to so act.

9. EVENTS OF DEFAULT. If any one or more of the following Events of Default shall occur:

(a) Customer fails to comply with any of the provisions of this Agreement or of any security documents described in Section 6; or

(b) Customer dies, ceases to exist, becomes insolvent or the subject of bankruptcy or insolvency proceedings; or

(c) Any representation by Customer in this Agreement or otherwise, made to induce Bank to issue any Credit, is false in any material respect when made; or

(d) Customer is in default with respect to the Bank Credit Agreement and such default(s) has (have) continued unremedied during the applicable cure period(s) (or, provided and for so long as there is no demand for payment by the Banks thereunder, in the case of Financial Covenants, as defined in the Bank Credit Agreement, if such Financial Covenant default(s) is (are) not waived by the Banks within 30 days from the date upon which written notice thereof is given to the Customer by the Agent); or

(e) Customer is in default with respect to that certain Indenture (the "Indenture") dated as of September 24, 1997 between the Customer, The Guarantors party thereto, and Harris Trust and Savings Bank as Trustee covering the Customer s 9-3/4% Senior Notes Due 2007.


then all of the Obligations shall, at Bank's option and without notice or demand, mature and become immediately due and payable with interest at the per annum rate which is 2.50 percentage points in excess of the Prime Rate as herein defined and Bank shall have all rights and remedies for default provided in the security documents described in Section 6, as well as applicable law.

10. NONWAIVER. Bank and its correspondents shall have no duty to exercise any rights hereunder or otherwise with respect to any documents or instruments relative to a Credit and shall not be liable for any failure or delay in doing so. Bank shall not be deemed to have waived any of its rights hereunder unless Bank shall have signed such waiver in writing.

11. NOTICES. Any notice or demand to Customer given by Bank shall be deemed to have been delivered when deposited in the mail or transmitted by facsimile to a number provided Bank by Customer, with a copy sent immediately thereafter by first-class mail, in either case addressed to the last address of any Customer appearing on the books of Bank.

12.  INTERPRETATION.

(a) If this Agreement is signed by more than one party, "Customer" shall be deemed to refer to all of the undersigned, all Obligations of Customer hereunder shall be joint and several and the liabilities of each shall be absolute and unconditional, regardless of the liability of any other party hereto.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, EXCEPT as otherwise expressly provided herein or in any Credit, Bank may rely for interpretation of any Credit or instruction or documents related thereto or issued under on in purported compliance with any of the above, on the Uniform Customs and Practices for Documentary Credits published by the International Chamber of Commerce (revision in effect at the time of the issuance of the Credit).

(c) The invalidity or enforceability of any provision or portion of this Agreement or any instrument, document or agreement executed or made pursuant to or by virtue of this Agreement, shall not affect the validity or enforceability of any other provision or portion.

13. DURATION AND EFFECT OF AGREEMENT. This Agreement shall remain in full force and effect and shall apply with respect to every standby letter of credit issued by Bank, at the request of Customer prior to receipt by Bank of written notice to the contrary from Customer. This Agreement supersedes all previous agreements and understandings, either written or oral, between Customer and Bank respecting any standby letter of credit issued by Bank at the request of Customer. This Agreement shall be binding upon Customer, its personal representatives, successors and assigns and shall inure to the benefit of Bank, its successors and assigns.




Dated at South Milwaukee this 21st day of July, 1998.

Marine Bank and Savings

/s/William E. Shaw
Title: Senior Vice President



Bucyrus International, Inc.

By: /s/Daniel J. Smoke, VP and CFO
    Authorized Signature and Title

By: /s/J. F. Bosbous, Treasurer
    Authorized Signature and Title


1100 Milwaukee Avenue
P. O. Box 500
South Milwaukee, WI   53172-0500